ASSIGNMENT AND ASSUMPTION

AGREEMENT made as of the 28th day of July, 2005 by and among GLOBALSTAR LLC, with offices at 461 South Milpitas Blvd., Milpitas, California 95035 ("Globalstar"), GLOBALNET CORPORATION, with offices at 2713 North Logrun Circle, The Woodlands, Texas 77380 ("GlobalNet") and GLOBAL TELESAT CORPORATION, with offices at 51 Lyon Ridge Road, Katonah, New York 10536 ("GTC").

WITNESSETH:

WHEREAS, Globalstar and GlobalNet entered into an agreement number GLLC-C-05-0222 on May 4, 2005 with respect to GlobalNet's purchase from Globalstar of seven Appliques (as such term is defined therein) and other related services (the "May Contract"); and

WHEREAS, GlobalNet is unable to meet its obligations under the May Contract, including its obligation to make payment to Globalstar of the initial deposit thereunder, which obligation is currently in default; and

WHEREAS, GlobalNet has requested GTC to assume its obligations under the May Contract so as to relieve GlobalNet from its responsibilities and obligations thereunder and GTC has agreed to do so, on and subject to the terms hereof.

1. In consideration of GTC's assumption from and after the date hereof of all obligations of GlobalNet under the May Contract, GlobalNet hereby assigns to GTC all of its rights and obligations thereunder.

2. Effective as of the date hereof, GTC hereby agrees to assume all of GlobalNet's obligations under the May Contract from and after the date hereof.

3. In accordance with Article 13 of the May Contract, GlobalNet hereby requests Globalstar to consent to the assignment to GTC of the May Contract and Globalstar hereby grants such consent. Furthermore, Globalstar hereby releases GlobalNet from all of its obligations and responsibilities under the May Contract.

4. Globalstar hereby agrees that, other than Payment No. 1 under Article 4.1 of the May Contract in the amount of $959,490 which was due and payable on the Effective Date under the May Contract, which payment was not made when due, the May Contract is not in default by either of the parties thereto and is binding and in full force and effect in accordance with its terms. Globalstar hereby agrees that GTC will have five (5) business days from the date that it receives a fully executed copy of this Agreement to make such payment (i.e., wire transfer such funds to Globalstar).

D.P.

5. Each of the parties hereto hereby represents and warrants to the others that this Agreement has been duly authorized by each of the parties hereto by all required action of each of such parties, is legally binding and enforceable on each of the parties hereto and that each of the signatories to this Agreement have been duly authorized to execute and deliver this Agreement.

IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals as of the day and year first above written.

GLOBALSTAR LLC

By: ____________________

ANTHONY J. NAVARRA

Print Name and Title

GLOBALNET CORPORATION

By: Mark T Wood

Mark T Wood CEO

Print Name and Title

GLOBAL TELESAT CORPORATION

By: David Phipps

DAVID PHIPPS CHAIRMAN

Print Name and Title

Macintosh HD:Users:mwood:Desktop:globalstar:assignment and assumption.doc
July 27, 2005